UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Prestige Brands Holdings, Inc.
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PRESTIGE BRANDS HOLDINGS, INC.
90 North Broadway
Irvington, New York 10533
Telephone: (914) 524-6810

Dear Stockholder:	June 29, 2007

You are cordially invited to attend our 2007 Annual Meeting of Stockholders, which will be held on Tuesday, July 31, 2007, at 10:00 a.m. (Eastern time), at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591. With this letter, we have enclosed a copy of our Annual Report for the fiscal year ended March 31, 2007, Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. These materials provide further information concerning the Annual Meeting. If you would like another copy of the Annual Report, please send your request to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary, and one will be mailed to you.

At this year’s Annual Meeting, the agenda includes the election of directors and a proposal to ratify the appointment of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the nominees for directors and FOR ratification of appointment of the independent registered public accounting firm. Members of the Board of Directors, our executive officers and representatives from our independent registered public accounting firm will be present to answer any questions you may have.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

We look forward to seeing you at the Annual Meeting.

                Sincerely,

                /s/ Mark Pettie
                Mark Pettie
                Chairman of the Board and Chief Executive Officer

Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
Telephone: (914) 524-6810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 31, 2007

10:00 a.m. Eastern Time

The 2007 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. will be held on Tuesday, July 31, 2007, at 10:00 a.m. (Eastern time), at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591. The Annual Meeting is being held for the following purposes:

1.
To elect directors to serve until the 2008 Annual Meeting of Stockholders or until their earlier removal or resignation (the Board of Directors recommends a vote FOR each of the nominees named in the attached Proxy Statement);

2.
 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2008 (the Board of Directors recommends a vote FOR the ratification of the appointment of
 PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm); and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

Only stockholders of record at the close of business on June 20, 2007 will be entitled to vote at the Annual Meeting.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related Proxy Card with a return envelope and our Annual Report for our fiscal year ended March 31, 2007. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

                By Order of the Board of Directors

                /s/ Charles N. Jolly
                Charles N. Jolly
                Secretary

June 29, 2007

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS ON PAGE 3 OF THE PROXY STATEMENT.

Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
Telephone: (914) 524-6810

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

Page

GENERAL INFORMATION......................................................................................................................................................................................	1

VOTING MATTERS....................................................................................................................................................................................................	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS..................................................................................................................................................	5

GOVERNANCE OF THE COMPANY.......................................................................................................................................................................	8

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................................................................................................................................................................................	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............................................................................	15

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.........................................................................	17

COMPENSATION DISCUSSION AND ANALYSIS................................................................................................................................................	18

COMPENSATION COMMITTEE REPORT ...........................................................................................................................................................	24

EXECUTIVE COMPENSATION AND OTHER MATTERS...................................................................................................................................	25

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION......................................................................................	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................................................................................	43

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................................................................................................	43

REPORT OF THE AUDIT COMMITTEE.................................................................................................................................................................	43

SUBMISSION OF A STOCKHOLDER PROPOSAL AND NOMINATION OF DIRECTOR AND ADDITIONAL INFORMATION................................................................................................................................................................................	44

FORM 10-K...	45

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of Prestige Brands Holdings, Inc. for the Annual Meeting of Stockholders to be held at 10:00 a.m., EST, on Tuesday, July 31, 2007. A form of Proxy Card is included. This document and the form of Proxy Card are first being mailed or given to stockholders on or about June 29, 2007.

We refer to our company throughout this document as “we” or “us” or the “Company”. In addition, throughout this document, “2008” refers to our fiscal year ending March 31, 2008, “2007” refers to our fiscal year ended March 31, 2007, and “2006” refers to our fiscal year ended March 31, 2006.

Why am I receiving this document?

    You are receiving this document because you were one of our stockholders of record on June 20, 2007, the record date for our 2007 Annual Meeting. We are sending this document and the form of Proxy Card to solicit your Proxy to vote upon certain matters at the Annual Meeting.

What is a Proxy?

    It is your legal designation of another person, called a “Proxy,” to vote the stock you own. The document that designates someone as your Proxy is also called a Proxy or a Proxy Card.

Who is paying the costs to prepare this document and solicit my Proxy?

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of Proxy Card.

Who is soliciting my Proxy and will anyone be compensated to solicit my Proxy?

Your Proxy is being solicited by and on behalf of our Board of Directors.  In addition to solicitation by use of the mails, Proxies may be solicited by our officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending Proxies and Proxy material to beneficial owners. We may incur the fees and expenses of a solicitation agent in connection with this Proxy solicitation to the extent we determine that engaging a solicitation agent is in the best interest of the Company.

Who may attend the Annual Meeting?

Only stockholders, their Proxy holders and our invited guests may attend the meeting. If a broker, bank or other nominee holds your shares in street name, please bring a copy of the account statement reflecting your ownership as of June 20, 2007 so that we may verify your stockholder status and have you check in at the registration desk at the meeting. For security reasons, we also may require photo identification for admission.

What if I have a disability?

    If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary, at least two weeks before the meeting.

What is Prestige Brands Holdings and where is it located?

We sell well-recognized, brand name over-the-counter health care, household cleaning and personal care products. Our leading brands in each of these segments, respectively, are Chloraseptic® and Compound W®, Comet® and Spic and Span®, and Cutex®. Our principal executive offices are located at 90 North Broadway, Irvington, New York 10533. Our telephone number is 914-524-6810.

Where is our common stock traded?

  Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH”.

VOTING MATTERS

What am I voting on?

You will be voting on the following:

•	the election of ten directors; and

•	the ratification of the appointment of our independent registered public accounting firm for 2008.

Who is entitled to vote?

You may vote if you were the record owner of shares of our common stock at the close of business on June 20, 2007. Each share of common stock is entitled to one vote. As of June 20, 2007, there were 50,005,289 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, at our headquarters for a period of ten (10) days prior to the Annual Meeting.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the two matters described above.  Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders.  If other business is properly raised, your Proxies have authority to vote as they think best, including to adjourn the meeting.

The Chairman has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How do I vote?

Proxies may be voted by returning the printed Proxy Card enclosed herewith. For more information about how to vote your Proxy, please see the instructions on your Proxy Card.

In addition to voting by Proxy, you may vote in person at the Annual Meeting. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by Proxy even if you plan to be present at the Annual Meeting.

How will my Proxy be voted?

The individuals named on the Proxy Card will vote your Proxy in the manner you indicate on the Proxy Card.  If your Proxy Card is signed but does not contain specific instructions, your Proxy will be voted:  “FOR” all of the directors nominated and “FOR” ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

Can I change my mind and revoke my Proxy?

Yes. To revoke a Proxy given pursuant to this solicitation, you must:

•	sign another Proxy with a later date and return it to our Secretary at or before the Annual Meeting;

•	provide our Secretary with a written notice of revocation dated later than the date of the Proxy at or before the Annual Meeting; or

•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a Proxy if you do not actually vote at the Annual Meeting.

What if I receive more than one Proxy Card?

Multiple Proxy Cards mean that you have more than one account with brokers or our transfer agent.  Please vote all of your shares.  We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare, Ltd., 250 Royall Street, Canton, Massachusetts 02021, and it may be reached at (781) 575-3400.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

What are broker non-votes?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares, however the broker is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may exercise discretionary voting power to vote your shares with respect to routine matters, but the broker may not exercise discretionary voting power to vote your shares with respect to “non-routine” items. All of the matters identified in this document to be voted upon at the meeting presently are considered to be “routine” items. In the case of non-routine items, the shares that cannot be voted by your broker would be treated as “broker non-votes.”

How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  A quorum exists when the holders of a majority of the 50,005,289 shares of our common stock outstanding on June 20, 2007 are present in person or by Proxy at the meeting.

How many votes are needed to elect directors and approve other matters?

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008 will be approved if the proposal receives the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all stockholders confidential.  Stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	as necessary to meet applicable legal requirements;

•	in a dispute regarding authenticity of Proxies and ballots;

•	in the case of a contested Proxy solicitation, if the other party soliciting Proxies does not agree to comply with the confidential voting policy; or

•	when a stockholder makes a written comment on the Proxy Card or otherwise communicates the vote to management.

[continues on next page]

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What is the structure of our Board of Directors?

The number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, our Board of Directors is comprised of ten directors. All of the members of the Board of Directors are standing for reelection, to hold office until the next Annual Meeting of Stockholders.

Who are the nominees this year?

The nominees for the Board of Directors consist of 10 current directors who, other than Mark Pettie, were elected at our 2006 Annual Meeting of Stockholders. If elected, each nominee would hold office until the 2008 Annual Meeting of Stockholders or until his earlier death, resignation or removal. These nominees, their ages at the date of this Proxy Statement and the year in which they first became a director are set forth in the table below. The Board of Directors has affirmatively determined that each of these nominees, other than Mark Pettie, Peter C. Mann, David A. Donnini and Vincent J. Hemmer, is independent as defined in the NYSE listing standards.

Name	Age	Director Since
Mark Pettie	50	January 2007
L. Dick Buell	56	November 2004
John E. Byom	53	January 2006
Gary E. Costley	63	November 2004
David A. Donnini	41	June 2004
Ronald Gordon	63	May 2005
Vincent J. Hemmer	38	June 2004
Patrick Lonergan	72	May 2005
Peter C. Mann	65	June 2004
Raymond P. Silcock	56	January 2006

What are the backgrounds of this year’s nominees?

Mark Pettie, Chairman of the Board and Chief Executive Officer, has served as Chairman of the Board and Chief Executive Officer since January 2007. Mr. Pettie served as the President, Dairy Foods Group for Conagra Foods from 2005 to 2006 where he was directly responsible for marketing and indirectly responsible for finance, sales, operations, research and development and human resources. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility at Kraft Foods and was appointed Executive Vice President/General Manager of Kraft Foods’ Coffee Division in 2002. As the Executive Vice President/General Manager of Kraft Foods’ Coffee Division, Mr. Pettie was directly responsible for marketing, strategy, finance and green coffee procurement and indirectly responsible for sales, operations and human resources. Mr. Pettie received a B.S. from the State University of New York at Binghamton and a M.B.A. from Cornell University.

L. Dick Buell, Director, has served as a director since November 2004. Mr. Buell is currently Chief Executive Officer and director of Catalina Marketing Corporation, which he joined in March 2004. From January 2002 to January 2004, Mr. Buell was Chief Executive Officer of WS Brands, a portfolio company of Willis Stein & Partners. From February 2000 to December 2001, Mr. Buell was President and Chief Operating Officer of Foodbrands America, Inc., a unit of Tyson Foods. Prior to that time, Mr. Buell spent 10 years at Griffith Laboratories, Inc. and served as Chief Executive Officer from 1992 to 1999. From 1983 to 1990, Mr. Buell served as Vice President of Marketing for Kraft Grocery Products and from 1979 to 1983 as a consultant at McKinsey & Company. Mr. Buell earned his B.S. in Engineering from Purdue University and his M.B.A. from the University of Chicago.

John E. Byom, Director, was appointed as director in January 2006. Mr. Byom is the former Chief Financial Officer of International Multifoods Corporation. He left the company in March 2005 after 26 years including four years as Vice President Finance and Chief Financial Officer, from March 2000 to June 2004. Most recently, after the sale of Multifoods to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer, Mr. Byom was President

US Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993 he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom is currently a director of MGP Ingredients Inc.

Gary E. Costley, Ph.D., Director, has served as a director since November 2004. Dr. Costley is currently a managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley is currently a director of Principal Financial Group Inc., Accelrys, Inc. and Tiffany & Co.

David A. Donnini, Director, has served as a director since the Company’s incorporation in June 2004. Mr. Donnini is currently a Principal of GTCR Golder Rauner, LLC, which he joined in 1991. He previously worked as an associate consultant with Bain & Company. Mr. Donnini earned a B.A. in Economics summa cum laude, Phi Beta Kappa with distinction, from Yale University and a M.B.A. from Stanford University where he was the Robichek Finance Award recipient and an Arjay Miller Scholar. Mr. Donnini is a director of various companies, including American Sanitary, Inc., Cardinal Logistics Management, InfoHighway Communications Corporation, Coinmach Service Corporation, Synagro Technologies Inc., Fairmount Food Group, LLC and Syniverse Holdings Inc.

Ronald Gordon, Director, was appointed as director in May 2005. Mr. Gordon was most recently President and Chief Operating Officer of Nice-Pak Products, Inc. from 2002 until his retirement in 2005. Prior to serving at Nice-Pak, Mr. Gordon was Chief Executive Officer for the North American operations of Beiersdorf, Inc. from 1997 through 2001. He also founded Gordon Investment Group in 1994 to finance and oversee a variety of start-up businesses. Earlier in his career, Mr. Gordon was the President and Chief Executive Officer of Goody Products Inc. and held senior positions at Playtex Family Products Corporation and Procter & Gamble. Mr. Gordon earned a B.S. in Finance at The Wharton School of the University of Pennysylvania and a M.B.A. from Columbia University. Mr. Gordon is a director of Playtex Products, Inc.

Vincent J. Hemmer, Director, has served as a director since its incorporation in June 2004. Mr. Hemmer is currently a Principal with GTCR Golder Rauner, LLC and has been with GTCR since 1996. Mr. Hemmer previously worked as a consultant with the Monitor Company and an investment banker with Credit Suisse First Boston. He earned a B.S. in Economics, magna cum laude, and was a Benjamin Franklin Scholar at The Wharton School of the University of Pennsylvania. Mr. Hemmer received his M.B.A. from Harvard University. Mr. Hemmer is currently a director of Fairmount Food Group, LLC and Synagro Technologies Inc.

Patrick Lonergan, Director, was appointed as a director in May 2005. Mr. Lonergan is the co-founder of Numark Laboratories, Inc. and has served as its President since January 1989. Prior to Numark, Mr. Lonergan was employed from 1959 to 1989 in various senior capacities by Johnson & Johnson, including Vice President & General Manager. Mr. Lonergan also served on the Board of Directors of Johnson & Johnson Products Inc., and was Chairman of the Health Care Division Management Committee. Mr. Lonergan earned a B.S. in Business from Northern Illinois University. Mr. Lonergan is also a director of several private companies.

Peter C. Mann, Director, has served as Chairman of the Board of the Company since its incorporation in June 2004 through January 19, 2007, and is currently a member of the Board of Directors. From June 2004 through August 2005, Mr. Mann was the Chief Executive Officer and President of the Company. From August 2005 through March 31, 2006, Mr. Mann served as Chief Executive Officer of the Company. On June 23, 2006, Mr. Mann was re-appointed Acting Chief Executive Officer and President of the Company and resigned from such positions on January 19, 2007. Mr. Mann previously served as President and Chief Executive Officer of Medtech Holdings, Inc. (our predecessor company) (“Medtech”) since June 2001. From 1973 to 2001, Mr. Mann was employed by Block Drug Company, Inc. where he served in positions of increasing responsibility and became President of the Americas Division. Prior to his joining Block Drug Company, he held senior management positions for such leading consumer products companies as The Mennen Company, Swift & Co. and Chemway, Inc. Mr. Mann is a graduate of Brown University.

Raymond P. Silcock, Director, was appointed as a director in January 2006. Since 2006, Mr. Silcock has been employed by Swift & Company as its Executive Vice President and Chief Financial Officer. From 1998 to 2005, Mr. Silcock served as Executive Vice President and Chief Financial Officer of Cott Corporation. From 1997 to 1998, Mr. Silcock served as Chief Financial Officer of Delimex Holdings, Inc. From 1979 to 1997, Mr. Silcock was employed by Campbell Soup Company where he served in positions of increasing responsibility and became Vice President - Finance of Campbell Soup Company’s Bakery and Confectionary Division. Mr. Silcock earned a M.B.A. from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Management Accountants (UK). Mr. Silcock is currently a director of Bacardi Limited and American Italian Pasta Company.

How are our directors compensated?

Except for Mr. Mann who will receive cash compensation and restricted common stock grants only commencing on April 1, 2007, directors who are not our employees or who are not otherwise affiliated with us or our principal stockholder, GTCR Golder Rauner, L.L.C. and its affiliates (collectively, “GTCR”), each receive the following cash and equity compensation for his services as a director:

•	a one-time grant of our common stock equal to $20,000 awarded on the date of the first Annual Meeting of Stockholders after appointment;

•
annual grant of our restricted common stock equal to $50,000 awarded on the date of each Annual Meeting of Stockholders (such restricted common stock vests in equal installments over a two year period so long as membership on the Board of Directors continues);

•     a $25,000 annual retainer fee paid quarterly; and

•     attendance fees in according with the following table:

Meeting	Fee
Board of Directors (in person)	$1,500
Committee (in person)	$1,000
Board of Directors (by telephone)	$750
Committee (by telephone)	$750

The Chairman for each of our standing committees and our Lead Director receive the fees set forth below in the following table for their services in their respective capacities:

Position	Annual Fee
Chairman of the Audit Committee	$7,500
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Governance Committee	$5,000
Chairman of the Strategic Planning Committee	$5,000
Lead Director	$45,000

Our directors are also reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.

Are there any relationships between our directors and executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting of Stockholders is necessary for the election of directors (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board of Directors recommend?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE.

GOVERNANCE OF THE COMPANY

What is Corporate Governance and how do we implement it?

Corporate governance is a set of rules established by the Company to ensure that its directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Our Board of Directors has a strong commitment to sound and effective corporate governance practices. The Company’s management and our Board of Directors have reviewed and continue to monitor our corporate governance practices in light of Delaware corporate law, United States federal securities laws and the listing requirements of the NYSE.

What documents establish and implement our Corporate Governance practices?

The Code of Conduct Policy, Code of Ethics for Senior Financial Employees, the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation, Nominating and Governance, and Strategic Planning Committees were adopted by the Company for the purpose of transparency in our governance practices as well as promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and promoting compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Where can I access the Company’s Corporate Governance documents?

The Company’s Code of Conduct Policy, Code of Ethics for Senior Financial Employees, the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, and the Charters of the Audit, Compensation, Nominating and Governance, and Strategic Planning Committees may be accessed at the Investor Relations tab of www.prestigebrandsinc.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary.

How often did the Board of Directors meet in 2007?

The Board of Directors held 13 meetings during 2007. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. In addition to meetings, the Board of Directors and its Committees review and act upon matters through written consent procedures. Except for Mr. Donnini, each of our incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he served during the last fiscal year. The Board of Directors has a policy of expecting members of the Board of Directors to attend the Annual Meetings of Stockholders. Eight out of ten members of our

Board of Directors (as it was constituted on August 15, 2006) attended the Annual Meeting of Stockholders held on August 15, 2006.

Has the Board of Directors appointed a Lead Director for non-management sessions of the Board of Directors?

The Board of Directors has appointed Mr. Gordon as the Lead Director to preside over non-management and executive sessions of the Board of Directors.

What Committees have been established by the Board of Directors?

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Strategic Planning Committee Except for Messrs. Hemmer and Pettie who are members of the Strategic Planning Committee, all of the other members of our standing committees are independent directors. During 2007, the composition of the Audit Committee and the Nominating and Governance Committee was modified. Mr. Buell resigned as a member of the Audit Committee and was appointed to the Nominating and Governance Committee. Mr. Lonergan resigned as a member of the Nominating and Governance Committee and was appointed to the Audit Committee. Except for the foregoing changes, no other changes were made to the composition of the Committees of the Board of Directors during 2007. The following table sets forth the current membership of the Company’s standing committees:

Committee	Membership
Audit Committee	John E. Byom (Chairman) Ronald Gordon Patrick Lonergan Raymond P. Silcock
Compensation Committee	Patrick Lonergan (Chairman) L. Dick Buell John E. Byom Gary E. Costley
Nominating and Governance Committee	Ronald Gordon (Chairman) L. Dick Buell Gary E. Costley Raymond P. Silcock
Strategic Planning Committee	Raymond P. Silcock (Chairman) Ronald Gordon Vincent J. Hemmer Patrick Lonergan Mark Pettie

Who are our independent directors?

In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated each of its directors’ independence from the Company and its management based on the NYSE’s definition of “independence”. In its review of each director’s independence, the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review of the Board of Directors and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors are Messrs. Buell, Byom, Costley, Gordon, Lonergan and Silcock. The Board of

Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How can you communicate with the Board of Directors?

Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof by writing to the Board of Directors or any such Committee at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Director or the non-management directors as a group by writing to the Lead Director c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will forward all stockholder and other interested party communications to the Lead Director who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.

What are our Complaint Procedures?

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s TeleSentry Hotline. TeleSentry is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees. TeleSentry may be reached by telephone at (888) 883-1499 or P.O. Box 161, Westport, CT 06881. TeleSentry may also be contacted by e-mail at resp@telesentry.org.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible for, among other things:

(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on the Company’s annual financial statements;

(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that our Board of Directors take, appropriate action to oversee their independence;

(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;

(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;

(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

(8) reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis; and

(9) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Board of Directors has determined that Mr. Byom is an “audit committee financial expert” as such term is defined in the rules of the Securities and Exchange Commission (the “ SEC”).

Our Board of Directors adopted a written charter for our Audit Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our web site at www.prestigebrandsinc.com or is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met 8 times during 2007.

What are the responsibilities of the Compensation Committee?

The Compensation Committee is responsible for, among other things:

(1) determining, or recommending to our Board of Directors for determination, the compensation and benefits of all of our executive officers and independent non-employee directors;

(2) reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

(3) administering our stock plans and other incentive compensation plans; and

(4) such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

During 2007, the Compensation Committee retained Mercer Human Resource Consulting in connection with its annual review and determination of executive compensation. Specifically, the Compensation Committee requested that Mercer Human Resource Consulting develop a peer group of companies for the Company and assist the Compensation Committee in determining the levels of salary, non-equity incentive compensation and equity incentive compensation under the 2005 Long-Term Equity Incentive Plan (the “2005 Incentive Plan”) for 2008. The Company’s Chief Executive Officer, along with certain other members of management, provided recommendations to, and participated in meetings of, the Compensation Committee.

Each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

Our Board of Directors adopted a written charter for our Compensation Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our web site at www.prestigebrandsinc.com or is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The Compensation Committee met 5 times during 2007.

What are the responsibilities of the Nominating and Governance Committee?

The Nominating and Governance Committee is responsible for, among other things:

(1) selecting, or recommending to our Board of Directors for selection, nominees for election to our Board of Directors;

(2) making recommendations to our Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;

(3) monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and

(4) such other matters that are specifically delegated to the Nominating and Governance Committee by our Board of Directors from time to time.

Our Board of Directors adopted a written charter for our Nominating and Governance Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our web site at www.prestigebrandsinc.com or is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The Nominating and Governance Committee met 4 times during 2007.

The Nominating and Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Governance Committee should be addressed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act.

The Nominating and Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors. Generally, candidates have significant industry experience and have been known to one or more of the members of the Board of Directors. As noted above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. The Nominating and Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Governance Committee by officers or directors of the Company or by a stockholder.

What are the responsibilities of the Strategic Planning Committee?

The Strategic Planning Committee is responsible for, among other things:

(1) reviewing acquisition strategies with management and investigating and recommending acquisition candidates;

(2) evaluating the execution and integration of acquisitions;

(3) evaluating potential divestitures and other strategic planning strategies; and

(4) such other matters that are specifically delegated to the Strategic Planning Committee by our Board of Directors from time to time.

Our Board of Directors adopted a written charter for our Strategic Planning Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our web site at www.prestigebrandsinc.com or is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The Strategic Planning Committee met 5 times during 2007.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee selected as our independent accounting firm for 2008?

The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements for 2008. In making the decision to reappoint the independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is incompatible with maintaining that firm’s independence.

Is stockholder approval required for the appointment of an independent accounting firm for 2008?

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. However, the Audit Committee and the Board of Directors may, in their discretion, still direct the appointment of PricewaterhouseCoopers LLP.

Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

What fees were paid to our independent accounting firm in 2007 and 2006?

For 2007 and 2006, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:

	2007	2006
Audit Fees	$699,000	$826,000
Audit-Related Fees	-	-
Tax Fees	255,219	293,624
All Other Fees	94,500	99,850
Total Independent Accountant’s Fees	1,048,719	$1,219,474

      Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; (iii) the restatement of prior period financial statements; and (iv) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services would include employee benefit plan audits and attest services that were not required by statute or regulation.

Tax Fees. Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.

All Other Fees. Consisted of fees for products and services other than the services reported above. In 2006, these services included due diligence services in connection with the acquisition of Dental Concepts LLC. In 2007, these services included due diligence services in connection with an abandoned acquisition.

Has the Audit Committee determined PricewaterhouseCoopers LLP’s independence from the Company?

The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Since January 2006, all audit and non-audit services were approved in accordance with the Audit Committee’s pre-approval policies.

How many votes are needed to ratify the appointment of our independent accounting firm for 2008?

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board of Directors recommend?

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 20, 2007 by: (1) each of the executive officers named in the Summary Compensation Table; (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. Except as otherwise noted below, all information with respect to beneficial ownership of a director and executive officer named in the Summary Compensation Table has been furnished to us by the respective director and executive officer. All information with respect to beneficial ownership of a five percent beneficial owner of our common stock was obtained from such beneficial owner’s Schedule 13G filed with the SEC. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name; and (ii) the address of each person named in the table below is c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percentage (2)
5% Stockholders:
GTCR Funds (3)	14,973,785	29.9%
FMR Corp. (4)	4,171,489	8.3%
Directors and Named Executive Officers:
Mark Pettie	7,600	*
Peter C. Mann	631,557	1.3%
Frank Palantoni (5)	2,390	*
Peter J. Anderson (6)	284,076	*
Gerard F. Butler (7)	216,948	*
Charles N. Jolly	2,700	*
Eric M. Millar (8)	53,519	*
John Parkinson	4,000	*
L. Dick Buell (9)	8,871	*
John E. Byom (10)	4,768	*
Gary E. Costley (11)	8,871	*
David A. Donnini (12)	14,973,785	29.9%
Ronald Gordon (13)	18,871	*
Vincent J. Hemmer (12)	14,973,785	29.9%
Patrick Lonergan (14)	10,071	*
Raymond P. Silcock (15)	4,768	*
All directors and executive officers as a group (16 persons)	16,227,924	32.4%
____________

* Denotes less than one percent.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security; or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of June 20, 2007. Any security not within the foregoing classifications have been excluded from this table.

(2)	Percent is based on 50,005,289 shares of our common stock outstanding as of June 20, 2007.

(3)
Amounts shown reflect the aggregate interests held by GTCR Fund VIII, L.P. (‘‘Fund VIII’’), GTCR Fund VIII/B, L.P. (‘‘Fund VIII/B’’), GTCR Co-Invest II, L.P. (‘‘Co-Invest II’’) and GTCR Capital Partners, L.P. (‘‘Capital Partners’’) (collectively, the ‘‘GTCR Funds’’). The address of each entity comprising the GTCR Funds is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606. The shares of common stock reported herein may be deemed to be beneficially owned indirectly by certain affiliates of the GTCR Funds. Each affiliate that may be deemed to beneficially own indirectly shares of common stock disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by the GTCR Funds and certain other affiliates on February 12, 2007.

(4)
The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The information disclosed herein was obtained from Amendment No. 2 to Schedule 13G filed with the SEC by FMR Corp. on February 14, 2007.

(5)
Mr. Palantoni concluded his duties as Chief Executive Officer and President on June 23, 2006. As Mr. Palantoni is no longer affiliated with the Company, the number of shares included herein is based on the most current information in the Company’s possession.

(6)	Includes 8,457 shares of our restricted common stock that vest during the period from June 21, 2007 through August 19, 2007.

(7)	Includes 8,070 shares of our restricted common stock that vest during the period from June 21, 2007 through August 19, 2007.

(8)	Includes 1,962 shares of our restricted common stock that vest during the period from June 21, 2007 through August 19, 2007.

(9)	Includes 2,222 shares of our restricted common stock that vest on July 29, 2007 and 2,649 shares of our restricted common stock that vest on August 15, 2007.

(10)	Includes 2,649 shares of our restricted common stock that vest on August 15, 2007.

(11)	Includes 2,222 shares of our restricted common stock that vest on July 29, 2007 and 2,649 shares of our restricted common stock that vest on August 15, 2007.

(12)
Represents shares held by the GTCR Funds as described in note (3) above. Messrs. Donnini and Hemmer are each principals and/or members of GTCR Golder Rauner, L.L.C. (‘‘GTCR’’) and GTCR Golder Rauner II, L.L.C. (‘‘GTCR II’’). GTCR is the general partner of GTCR Partners VI, L.P., the general partner of GTCR Mezzanine Partners, L.P., the general partner of Capital Partners. GTCR II is the general partner of GTCR Partners VIII, L.P. (‘‘Partners VIII’’) and Co-Invest II. Partners VIII is the general partner of Fund VIII and Fund VIII/B. Accordingly Messrs. Donnini and Hemmer may be deemed to beneficially own the shares owned by the GTCR Funds. Each of Messrs. Donnini and Hemmer disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of each of Messrs. Donnini and Hemmer is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(13)	Includes 2,222 shares of our restricted common stock that vest on July 29, 2007 and 2,649 shares of our restricted common stock that vest on August 15, 2007.

(14)	Includes 2,222 shares of our restricted common stock that vest on July 29, 2007 and 2,649 shares of our restricted common stock that vest on August 15, 2007.

(15)	Includes 2,649 shares of our restricted common stock that vest on August 15, 2007.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets forth certain information regarding our 2005 Incentive Plan as of March 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	301,553 (1)	$10.98	4,669,321

Equity compensation plans not approved by security holders	-	-	-

Total	301,553	$10.98	4,669,321

(1) Consists of shares of non-vested restricted common stock and performance shares.

As we have recently made additional grants of restricted common stock and stock options under the 2005 Incentive Plan, we have decided to supplement the table above with more recent information. The following table sets forth certain information regarding our 2005 Incentive Plan as of June 20, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	820,675 (1)	$12.03	4,150,199

Equity compensation plans not approved by security holders	-	-	-

Total	820,675	$12.03	4,150,199

(1) Consists of shares of non-vested restricted common stock, performance shares and stock options.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for its executive officers. Specifically, the following discussion will outline, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of and total executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation. It is the intent of the Company, through the efforts of the Compensation Committee, to (i) establish executive compensation that is competitive with the compensation offered by similarly-situated companies; (ii) motivate and incentivize management; and (iii) align management’s interests with those of the Company’s stockholders. As part of the Compensation Committee’s efforts to review and structure executive compensation for 2008, the Compensation Committee reviewed tally sheets for executive compensation in 2007, inclusive of equity awards. The tally sheets assisted the Compensation Committee in understanding the levels of executive compensation that have been, and are being, received by the Company’s executive officers. The Compensation Committee will continue to review tally sheets for executive officers on an annual basis.

Compensation Policies and Objectives

Pursuant to the terms of the Charter for the Company’s Compensation Committee, the Compensation Committee is responsible for setting and administering the policies which govern executive compensation. The general philosophy of our executive compensation program is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and its stockholders. The Company uses the following types of cash and equity compensation to compensate and reward its executive officers for their performance: base salary, a cash-based annual incentive plan and long-term equity awards comprised of restricted stock, performance shares and stock options. The Compensation Committee believes that the elements of compensation that it selected creates a flexible compensation package that focuses and rewards executives for short and long-term performance while aligning the executive officers with the interests of the Company’s stockholders.

Each element of executive compensation described above is determined based on (i) the executive’s level of responsibility and function within the Company; (ii) the executive’s performance within the Company; (iii) the overall performance and profitability of the Company; and (iv) executive compensation offered to similarly-situated executives at peer companies. Through a combination of salary and performance-based awards, the Compensation Committee desires to provide attractive and competitive compensation to the executive officers, a substantial portion of which is contingent upon the Company’s performance. To assist the Compensation Committee with establishing executive compensation for 2008, the Compensation Committee retained Mercer Human Resource Consulting, an independent compensation consultant, to provide competitive market data, establish a peer group of companies and provide guidance as to compensation levels for all aspects of executive compensation. The group of peer companies identified by Mercer Human Resource Consulting, and approved by the Compensation Committee, is comprised of the following publicly-traded companies: (i) Adams Respiratory Therapeutics Inc.; (ii) Alpharma Inc.; (iii) Bradley Pharmaceuticals, Inc.; (iv) Chattem Inc.; (v) Elizabeth Arden, Inc.; (vi) Hain Celestial Group, Inc.; (vii) Helen of Troy Limited; (viii) Inter Parfums, Inc.; (ix) Lifetime Brands, Inc.; (x) Maidenform Brands, Inc.; (xi) Playtex Products, Inc.; and (xii) WD-40 Company.

Overview of Executive Compensation Components

Our executive compensation program consists of three key elements: (i) base salary; (ii) an annual cash incentive plan; and (iii) a long-term equity incentive plan. The following table provides further details regarding the elements of executive compensation.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Provide fixed compensation for daily responsibilities
Annual Cash Incentive Plan	Efforts to achieve annual target revenue growth and profitability	Focuses attention on meeting annual performance targets and short-term success of the Company Provides additional cash compensation and incentives based on the Company’s annual performance
Long-Term Incentives
Restricted Stock
Efforts to achieve long-term revenue growth and profitability over the three-year vesting period

Continued employment with the Company during the vesting period

Performance Shares
Ability to increase and maintain stock price

Continued employment with the Company during the three-year vesting period

Stock Options
Ability to increase and maintain stock price

Continued employment with the Company during the three-year vesting period

Focuses attention on meeting long-term performance targets and long-term success of the Company

Management retention in a competitive marketplace

Focus efforts on long-term stock price performance

Management retention in a competitive marketplace

Focus efforts on long-term stock price performance

Management retention in a competitive marketplace

By structuring executive compensation with the elements described above, and after considering executive compensation offered by our peer group, we believe we can provide attractive compensation to our executive officers which motivates and rewards them for meeting short and long-term performance targets that will result in increased stockholder value. Our executive compensation includes a substantial amount of performance-based, or at-risk, compensation. The Compensation Committee believes that the use of performance-based compensation allows the Company to tailor the compensation paid to the executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, by utilizing threshold targets as a part of executive compensation, in the event the Company does not meet such targets, incentive compensation is entirely at-risk and will not be paid to the executive officers. By motivating and incentivizing the executive officers with regard to the

Company’s short and long-term goals, the Compensation Committee believes that the interest of the executive officers and the Company’s stockholders are properly aligned.

Determination of Amounts of Executive Compensation

In structuring executive compensation, the Compensation Committee has offered compensation packages targeted at the fiftieth percentile (50%) of total executive compensation offered to similarly-situated executive officers at the Company’s peer group. In establishing the specific components of executive compensation for 2008, the Compensation Committee has based such decisions on the market data and recommendations based on such data provided to it by Mercer Human Resource Consulting as well as the strategic planning by the Compensation Committee and the Board of Directors.

Base Salary.    Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his own compensation). Base salary increases for our executive officers who received increases for 2008 averaged 4.9% from the executive base salaries in effect during 2007. Since Mr. Pettie joined the Company in January 2007, he did not receive a salary increase for 2008. Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year.

Annual Cash Incentive Plan.    As part of our executive compensation, we have established an annual cash incentive plan which provides our executive officers with the ability to receive additional cash compensation based on a percentage of base salary and the Company’s performance. In order to be eligible to receive incentive cash compensation, the executive must be employed with the Company at the end of the Company’s fiscal year and the Company must meet certain pre-determined targets for net sales and earnings per share on an annual basis. Under the annual cash incentive plan, depending on the Company’s performance as measured against the net sales and earnings per share targets, an executive officer may receive no additional cash compensation, a threshold amount, a target amount or the maximum amount. The performance matrix established for 2007 had a threshold payment equal to 60% of target bonus, a target amount equal to 100% of target bonus and a maximum payment equal to 200% of target bonus. For information regarding the annual cash incentive plan awards for 2007, please see the executive compensation tables beginning on page 27 of this Proxy Statement. For the 2008 cash incentive plan, we have developed a performance matrix where the threshold payout is 50% of target bonus, the target amount is 100% of the target bonus and the maximum payout is 200% of target bonus. Unlike the 2006 and 2007 cash incentive plans, under the 2008 cash incentive plan the Compensation Committee is entitled to exercise its discretion to increase the size of the cash payment ultimately made based on the executive officer’s individual performance within the Company. Furthermore, the performance goals established under the 2008 cash incentive plan are exclusive of any acquisitions or divestitures that the Company may make during such time period. As a result, in the event the Company consummates an acquisition or a divestiture in 2008, the Compensation Committee has the discretion to modify the performance goals after considering the effect of such acquisition or divestiture on the expected financial performance of the Company. The Company views the annual cash incentive plan as a performance-based component of executive compensation that motivates and incentivizes the executive officers for achieving the short-term goals of the Company and its stockholders.

Equity Awards.    Executive officers of the Company are eligible to receive equity awards under our 2005 Incentive Plan. Awards under the 2005 Incentive Plan help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with that of our stockholders. Under the existing grants made pursuant to the 2005 Incentive Plan, our executive officers have received restricted common stock, performance shares and stock options.

Except for the grant of restricted common stock awarded to Mr. Pettie in April 2007, the awards of restricted common stock given to our executive officers vest based on the Company’s achieving the performance targets for net sales and earnings per share at the end of a three-year performance period. Under the terms of the awards, depending on the Company’s performance as measured against the performance goals, our executive officers may receive no shares of common stock, a threshold amount, a target amount or the maximum amount. The performance matrixes established for 2006 and 2007 had a threshold payout equal to 50% of the shares granted, a target payout equal to 100% of the shares granted and a maximum payout equal to 100% of the shares granted. As the initial grants under the 2005 Incentive Plan were made in October 2005, May 2006 and May 2007 and less than three years have elapsed since such grants, the performance period for such grants have not elapsed and therefore none of the shares of restricted stock comprising such grants are eligible for vesting until September 30, 2008 at the earliest. For 2008, we have developed a performance matrix where the threshold payout is 80%, target payout is 100% and the maximum payout is 150% of the number of shares awarded. With regard to Mr. Pettie, 94,380 shares of restricted common stock awarded to him in April 2007 pursuant to his employment agreement vest on April 1, 2010 regardless of the Company’s performance.

The performance goals established for the grants of equity awards in 2007 and 2008 under the 2005 Incentive Plan are exclusive of any acquisitions or divestitures that the Company may make during such time period. As a result, in the event the Company consummates an acquisition or a divestiture during the performance periods, the Compensation Committee has the discretion to modify the performance goals after considering the effect of such acquisition or divestiture on the expected financial performance of the Company. The performance goals established for the grants of equity awards in 2006 under the 2005 Incentive Plan are inclusive of any acquisitions that the Company may make during the performance period. As a result, the Compensation Committee does not have the discretion to modify the performance goals for the 2006 restricted stock awards and any incremental financial performance from an acquisition is used to calculate whether such awards will vest.

In addition to the awards of shares of restricted common stock, on July 1, 2006, certain of our executive officers (including Messrs. Anderson, Butler, Jolly and Parkinson) also received a fixed number of performance shares. The initial price for the performance shares was set at $9.97, the closing price for the Company’s common stock on the NYSE on June 30, 2006, the day immediately preceding the grant date for the performance shares. The term of the performance share is from July 1, 2006 through March 31, 2009. In order to be eligible for the receipt of the appreciation, if any, on the Company’s shares of common stock, the executive officer must be employed by the Company on March 31, 2009. Promptly after March 31, 2009, the Company shall calculate the appreciation, if any, on March 31, 2009 of the performance shares in excess of the initial price for the performance shares and pay the amount of such appreciation to the executive officer in cash, stock, other Company securities or a combination thereof. With regard to Mr. Butler, pursuant to the term of his retirement agreement with the Company, Mr. Butler’s performance shares will vest and be calculable on March 31, 2008 with regard to the appreciation, if any, on the Company’s common stock.

On May 25, 2007, our executive officers also received grants of stock options for a specified number of shares. The stock option grants have an exercise price equal to $12.86, the closing price of the Company’s common stock on the NYSE on May 25, 2007, the date of grant. The stock options vest in three equal annual installments commencing on May 25, 2008. The term of the stock options is ten years from the date of grant.

The Company views the above-mentioned equity awards as performance-based components of executive compensation that motivates and incentivizes the executive officers for achieving the long-term performance goals (including stock price appreciation) of the Company and its stockholders. In addition, under the 2005 Incentive Plan, the restricted stock, performance shares and stock options awarded to the executive officers are subject to acceleration under certain circumstances. With regard to change-in-control payments, the Compensation Committee believes that the additional compensation that an executive officer would be entitled to receive in connection with a change-in-control of the Company is in the best interests of the Company as such additional compensation is necessary to retain executive officers (who would be instrumental in effectuating such change-in-control transaction) in the Company’s employ while a change-in-control transaction is being contemplated, negotiated and consummated. Notwithstanding the terms of the 2005 Incentive Plan, certain of our executive officers have employment agreements or other arrangements which entitle them to certain benefits in the event of a change-in-control of the Company. For more information regarding severance and change-in-control benefits, please see the section titled “Severance and Change-in-Control Payments” below.

The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals; (ii) paying a significant portion of executive compensation with performance-based, or at-risk, compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation Committee; and (iii) the executive officers will hold significant amounts of equity in the Company and will be motivated to increase stockholder value over the long-term. The Compensation Committee determined executive equity awards based on the market data provided by Mercer Human Resource Consulting, the recommendations of Mercer Human Resource Consulting and discussions by the Compensation Committee and the Board of Directors, with and without the participation of senior management.

Determination of When Equity Awards Are Made

Except for the initial grant of equity awards under the 2005 Incentive Plan that were made in October 2005, the Company typically grants equity awards as soon as practicable after the beginning of a fiscal year. In the past, the equity awards have been comprised of restricted common stock, performance shares and stock options. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation Committee has fully reviewed all aspects of the awards, including, without limitation, the value of the awards and the vesting period and payout factors. The Company does not have any policy of coordinating the timing of equity award grants with the release of material non-public information.

Factors Considered in Decisions to Modify Compensation Materially

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially. We do not have any set formula for determining the amount of each compensation element as a percentage in our executive officers’ compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for talent.

Adjustments or Recoveries for Performance-based Awards

If the Compensation Committee and the Board of Directors determines that an executive officer has engaged in fraudulent or intentional misconduct with regard to the reporting of the Company’s performance, the Compensation Committee and the Board of Directors will immediately take corrective action with regard to such misconduct, including without limitation, disciplinary procedures culminating in termination should the Compensation Committee and the Board of Directors so determine. In addition, regardless of whether the financial statements need to be restated by the Company, the Compensation Committee and the Board of Directors will pursue disgorgement of the incentive compensation that was not actually earned by the executive officer if actual performance was used to calculate the compensation earned.

Severance and Change-in-Control Payments

Certain of the Company’s executive officers have executed employment agreements with the Company that provide for severance benefits in the event their employment with the Company is terminated under specific circumstances. In addition, the Company’s 2005 Incentive Plan provides certain benefits to the recipients of equity awards under certain circumstances. The Compensation Committee has also approved the accelerated vesting of the non-vested portion of founder shares held by certain executive officers in the event of their death or disability. Furthermore, the non-vested portion of founder shares held by certain executive officers vest automatically pursuant to their terms in connection with a change-in-control of the Company. Any severance and change-in-control benefits accruing to an executive officer will be paid in accordance with any applicable employment agreement, the 2005 Incentive Plan, approval of the Compensation Committee and applicable law. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a Named Executive Officer in the future due to the termination of his employment under certain circumstances and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters - Potential Payments Upon Termination or Change-in-Control,” “Executive Compensation and Other Matters - Employment Agreements” and “Executive Compensation and Other Matters - Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

Pursuant to the terms of the employment agreement between the Company and Mr. Pettie, in the event there is a change-in-control of the Company, the shares of restricted common stock granted to Mr. Pettie will vest upon the consummation of a change-in-control of the Company, even if Mr. Pettie remains employed by the Company after such change-in-control. Except for the shares of restricted common stock granted to Mr. Pettie and the performance and founder shares owned by certain executive officers, none of our executive officers have a single trigger for change-in-control benefits (including cash compensation) upon the consummation of a change-in-control of the Company. Under the terms of the 2005 Incentive Plan, the restricted common stock and stock options granted to the recipients of such grants vest upon a change-in-control and subsequent termination of employment by the Company other than for cause within one year after such change-in-control. The Compensation Committee has the discretion to make future restricted common stock and stock option grants under the 2005 Incentive Plan which vest automatically upon a change-in-control of the Company, even if the grantee remains employed by the Company after such change-in-control.

With regard to the performance shares granted to certain of the Company’s executive officers, upon the occurrence of a change-in-control of the Company, under the 2005 Incentive Plan, a grantee shall be paid no less than the portion of the performance award that such grantee would have been paid if the performance cycle had terminated as of the date of the change-in-control.

The Company has agreed to make change-in-control payments to the executive officers in order to retain them during any period in which the Company contemplates, negotiates and is in the process of consummating a change-in-control of the Company. The participation of the executive officers in a change-in-control transaction would be critical to quickly and efficiently consummating a change-in-control transaction and such change-in-control payments would maintain the executive officers’ focus and attention to the transaction. Except with regard to the restricted common stock granted to Mr. Pettie and the performance and founder shares owned by certain executive officers, each of which vest automatically in connection with a change-in-control transaction, any other change-in-control payment and/or benefit to be paid to the executive officers is conditioned on the termination of such executive officer in connection with a change-in-control transaction. By requiring termination as a condition to the payment of a significant amount of severance in connection with a change in control transaction, the Company has afforded protection to its executive officers while also potentially maximizing stockholder value in a change-in-control transaction. The Company agreed to the accelerated vesting of Mr. Pettie’s equity awards under the 2005 Incentive Plan without requiring termination as the Company believes such a provision is customarily utilized by companies similarly-situated to the Company with their Chief Executive Officers.

Impact of the Accounting and Tax Treatments of Compensation

The accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to the Company’s executive officers. In addition, due to the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee’s future selection of differing types of equity awards.

Section 162(m) of the IRC imposes a $1 million limit on the amount a public company may deduct for compensation paid to its Chief Executive Officer or any of the company’s four other most highly compensated executive officers who are employed by the Company as of the end of the fiscal year. However, Section 162(m) does not apply to compensation that satisfies the requirements of Section 162(m) for “qualifying performance-based” compensation. The Compensation Committee desires to maximize deductibility of compensation under Section 162(m) of the IRC to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in our best interest and our stockholders, but which may not be tax deductible under Section 162(m) of the IRC.

Role of Executive Officers in Determining Compensation

Mr. Pettie, our Chairman of the Board and Chief Executive Officer, with the assistance of certain members of senior management, participates in discussions with, and makes recommendations to, the Compensation Committee regarding the setting of base salaries and cash and equity incentive plan targets and payouts for the executive officers other than himself. For executive compensation awarded in 2008, Mr. Pettie was assisted by certain members of senior management and Mercer Human Resource Consulting in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation Committee. The Compensation Committee and the Board of Directors are responsible for establishing Mr. Pettie’s compensation package. The Compensation Committee and the Board of Directors consulted with Mercer Human Resource Consulting in determining the executive compensation to be awarded to Mr. Pettie in 2008. As Mr. Pettie joined the Company near the end of 2007, Mr. Pettie’s base salary and equity award for 2008 was set forth in his employment agreement. Mr. Pettie’s base salary did not increase with the commencement of 2008, but he did receive a restricted common stock grant in the amount of $1.125 million that vests entirely on April 1, 2010. Mr. Pettie’s bonus for his service in 2007 was $62,877 and was paid in May 2007 concurrently with the payments under the annual cash incentive plan paid to the eligible employees of the Company under such plan. Under the terms of Mr. Pettie’s employment agreement, Mr. Pettie is also entitled to a retention payment on each of April 1, 2007 and 2008 in the amount of $75,000 so long as he is still employed by the Company on such dates. In addition, the Company reimbursed Mr. Pettie in the amount of $15,000 for his legal fees incurred in connection with the negotiation and execution of his employment agreement with the Company.

COMPENSATION COMMITTEE REPORT

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act"), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with Management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2007.

MEMBERS OF THE COMPENSATION COMMITTEE

Patrick Lonergan (Chairman)
L. Dick Buell
John E. Byom
Gary E. Costley

EXECUTIVE COMPENSATION AND OTHER MATTERS

Who are our Executive Officers?

Our executive officers are as follows:

Name	Age	Position
Mark Pettie	50	Chairman of the Board and Chief Executive Officer
Peter J. Anderson	52	Chief Financial Officer
Jean A. Boyko, Ph.D.	51	Senior Vice President, Science and Technology
Charles N. Jolly	64	General Counsel and Secretary
James E. Kelly	49	Senior Vice President - Marketing
Eric M. Millar	63	Senior Vice President - Operations
John Parkinson	54	Senior Vice President - International
Charles Schrank	57	Senior Vice President - Marketing

What are the backgrounds of our executive officers?

Biographical information for Mr. Pettie is set forth above under “Proposal No. 1 - Election of Directors.”

Peter J. Anderson, Chief Financial Officer, has served as Chief Financial Officer of the Company since its incorporation in June 2004 and previously served as Chief Financial Officer of Medtech since joining in April 2001. Prior to joining Medtech, Mr. Anderson served as the Chief Financial Officer for Block Drug Company, Inc. from April 1999 to March 2001. From 1996 to 1999, Mr. Anderson served as the Chief Financial Officer of the Coach and Aris/Isotoner Divisions of the Sara Lee Corporation. From 1994 to 1996, Mr. Anderson served as the Chief Financial Officer of Lancaster Group USA, a division of Benckiser. Other prior positions include Vice President of Finance of the International Division at Sterling Winthrop Inc. and Vice President of Finance at Sterling Health-USA. Mr. Anderson received his B.A. and M.B.A. from Fairleigh Dickinson University and is a certified public accountant.

Jean A. Boyko, Ph.D., Senior Vice President - Science and Technology, has served as Senior Vice President - Science and Technology of the Company since May 2007 and previously served as Senior Vice President - Quality Assurance and Regulatory Affairs of the Company since August 2006. From 2001 to 2005, Dr. Boyko was employed by Purdue Pharma as an Executive Director for Manufacturing Quality from 2003 to 2005 and Research QA from 2001 to 2003. From 1980 to 2001, Dr. Boyko was employed by Block Drug Company, Inc. where she held positions of increasing responsibility through Vice President, Quality Services. Dr. Boyko was also previously employed by Schering Plough Research Institute and Hoechst Roussel Pharmaceutical Inc. Dr. Boyko received a B.A., M.S. and Ph.D. from Rutgers University.

Charles N. Jolly, General Counsel and Secretary, has served as General Counsel and Secretary since August 2005. Prior to joining the Company, Mr. Jolly was Of Counsel in the law firm Baker, Donelson, Bearman, Caldwell and Berkowitz, PC from January 1998 to August 2005. Mr. Jolly also served as Vice President and General Counsel of Chattem, Inc. from January 1977 to January 1994. Mr. Jolly has also served in the legal departments of Miles Laboratories, Inc. and Swift & Company. Mr. Jolly received a B.A. from Holy Cross College and a J.D. from George Washington University. Mr. Jolly is licensed to practice law in the District of Columbia and Tennessee.

James E. Kelly, Senior Vice President - Marketing, has served as Senior Vice President - Marketing since April 2007. Prior to joining the Company, Mr. Kelly had been actively providing consulting services to various consumer products companies since 2006. From 2001 to 2005, Mr. Kelly served as Senior Vice President, Marketing and Sales, North America for Combe, Incorporated where his responsibility included, among other things, strategy for North American product management, market research, media planning and buying, and sales and advertising. From 1999 to 2001, Mr. Kelly was a principal of Business Development Resources Consulting, Inc. through which he provided marketing/new business development consulting services to the consumer packaged goods industry. From 1995 to 1998, Mr. Kelly served as Vice President and Group Marketing Director, Men’s Hair Care, U.S. Operation, for Combe Incorporated. From 1982 to 1995, Mr. Kelly held positions of increasing responsibility at Warner Lambert Company where he was Vice President/Business Director, OTC Products, from

1992 to 1995. Mr. Kelly received a B.A. from Rutgers University and a M.B.A. from Rutgers Graduate School of Management.

Eric M. Millar, Senior Vice President - Operations, has served as Senior Vice President - Operations of the Company since its incorporation in June 2004. Mr. Millar was employed by The Spic and Span Company, one of the Company’s subsidiaries, from December 2001 through June 2004. From January 2000 to November 2001, Mr. Millar was the owner and director of Point Management Services, a business consultancy based in the United Kingdom, and carried out manufacturing and logistics assignments for both UK and USA based companies.

John Parkinson, Senior Vice President - International, has served as Senior Vice President - International of the Company since March 2005. From September 1999 to February 2005, Mr. Parkinson was employed by ConAgra Foods where he was the Business Director, Asia Pacific, from February 2002 to February 2005 and Business Director, Asia Pacific, Grocery Division, from September 1999 to February 2002. From January 1998 to September 1999, Mr. Parkinson served as a consultant to the Tait Group where he assisted senior management with new business development projects. From November 1984 to January 1998, Mr. Parkinson held positions of increasing responsibility at the Tait Group where he was a Managing Director for Tait Asia Ltd. from January 1993 to January 1998 and a General Manager for Tait Taiwan from November 1984 to January 1993. Mr. Parkinson was also previously employed by Harrisons + Smurthwaite Ltd., Boyd Briggs + Co. Ltd. and Monsanto Ltd. Mr. Parkinson received a B.A. from the University of Leeds in the United Kingdom.

Charles Schrank, Senior Vice President - Marketing, has served as Senior Vice President - Marketing of the Company since its incorporation in June 2004 and previously served as a Senior Vice President - Marketing of Medtech since joining Medtech in January 2001. Prior to joining Medtech, Mr. Schrank served as Vice President of Marketing for Block Drug Company, Inc. from August 1994 to January 2001. Prior to that time, Mr. Schrank held various marketing positions of increasing responsibility after joining Block Drug Company in 1978.

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2007 SUMMARY COMPENSATION TABLE

The following table includes information regarding the compensation paid or awarded to the individuals listed below (each a “Named Executive Officer,” and collectively, the “Named Executive Officers”) during 2007. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (3) ($) (f)	Non- Equity Incentive Plan Compen- sation (4) ($) (g)	All Other Compen- sation ($) (i)	Total ($) (j)
Mark Pettie Chairman of the Board and Chief Executive Officer	2007	84,115	62,877 (5)	-	-	-	15,000 (6)	162,015
Peter C. Mann Chairman of the Board, Acting Chief Executive Officer and President	2007	349,624	-	-	-	249,200	109,898 (7)	708,722
Frank Palantoni Chief Executive Officer and President	2007	113,760	-	-	-	-	581,600 (8)	695,360
Peter J. Anderson Chief Financial Officer	2007	309,000	-	20,394	2,291	176,200	40,172 (9)	548,057
Charles N. Jolly General Counsel and Secretary	2007	300,000	75,000 (10)	193,333	6,737	128,300	6,600 (11)	709,970
John Parkinson Senior Vice President - International	2007	200,000	-	105,000	3,369	85,500	6,000 (12)	399,869
Eric M. Millar Senior Vice President - Operations	2007	213,000	-	-	-	91,100	15,254 (13)	319,354
Gerard F. Butler Chief Sales Officer	2007	255,515	-	11,800 (14)	1,326 (15)	100,900	15,850 (16)	385,391

(1)	Except as otherwise noted, bonus payments are accrued for the fiscal year in which earned but are paid promptly after completion of the audit for such fiscal year.

(2)  The fair value of non-vested restricted common stock is determined as the closing price of the Company’s common stock on the day preceding the grant date. Such amounts are amortized on a straight-line basis over the vesting period and recorded as compensation costs in the statement of operations.

(3)  The fair value of each performance share award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”) and certain assumptions about expected volatility of the Company’s common stock, the expected term of the performance shares and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model, please see Note 13 to the financial statements contained in our Annual Report on Form 10-K for 2007, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(4)  Non-equity incentive plan awards are accrued for the fiscal year in which earned but are paid promptly after the completion of the audit for such fiscal year.

(5)	Represents the amount paid to Mr. Pettie as a bonus pursuant to his employment agreement with the Company.

(6)	Represents the amount of legal fees paid by the Company to Mr. Pettie’s legal counsel in connection with the negotiation and execution of his employment agreement.

(7)
Consists of (i) a $6,600 matching contribution by the Company on Mr. Mann’s behalf to the Company’s 401(k) plan; and (ii) the aggregate payment by the Company of $103,298 to Mr. Mann’s legal counsel in connection with (a) the negotiation and execution of Mr. Mann’s Senior Management Agreement dated as of March 21, 2006; and (b) certain litigation pending against the Company, Mr. Mann and certain other defendants. $36,115 of the $39,145 payment to Mr. Mann’s legal counsel regarding his Senior Management Agreement that was reported for 2006 in last year’s Proxy Statement was actually accrued and paid in 2007. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(8)
Consists of (i) a $6,600 matching contribution by the Company on Mr. Palantoni’s behalf to the Company’s 401(k) plan; (ii) severance payments in an aggregate amount equal to $525,000 pursuant to Mr. Palantoni’s employment agreement with the Company; and (iii) consulting fees in an aggregate amount equal to $50,000. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(9)
Consists of (i) a $6,600 matching contribution by the Company on Mr. Anderson’s behalf to the Company’s 401(k) plan; and (ii) the payment by the Company of $33,572 to Mr. Anderson’s legal counsel in connection with certain litigation pending against the Company, Mr. Anderson and certain other defendants. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(10)	Represents a discretionary bonus paid to Mr. Jolly by the Company in 2007 for his services in 2006.

(11)
Represents a $6,600 matching contribution by the Company on Mr. Jolly’s behalf to the Company’s 401(k) plan. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(12)
Represents a $6,000 matching contribution by the Company on Mr. Parkinson’s behalf to the Company’s 401(k) plan. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(13)
Consists of (i) a $6,390 matching contribution by the Company on Mr. Millar’s behalf to the Company’s 401(k) plan; and (ii) the payment by the Company of $8,864 to Mr. Millar’s legal counsel in connection with the negotiation of Mr. Millar’s retirement agreement with the Company which will be executed by the Company and Mr. Millar at a later date. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

(14)	The grant of 4,734 shares of restricted common stock was forfeited by Mr. Butler on January 2, 2007 in connection with his resignation from the Company as Chief Sales Officer.

(15)
Mr. Butler’s award of 1,184 performance shares awarded on July 1, 2006 shall mature pursuant to the terms of the award; provided, that the valuation of the amount payable, if any, under the award shall be calculated using the closing stock price of the Company’s common stock on March 31, 2008, so long as Mr. Butler retires as an employee from the Company on such date.

(16)  Consists of (i) a $6,600 matching contribution by the Company on Mr. Butler’s behalf to the Company’s 401(k) plan; and (ii) the payment by the Company of $9,250 to Mr. Butler’s legal counsel in connection with the negotiation and execution of Mr. Butler’s retirement agreement with the Company. 401(k) plan matching contributions by the Company were earned during the fiscal year and paid into the 401(k) plan promptly after completion of the audit for such fiscal year.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

The following Grants of Plan-based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the Named Executive Officers during 2007. The non-equity incentive plan awards were granted pursuant to the 2007 Management Bonus Plan and the equity incentive plan awards were granted pursuant to the 2005 Incentive Plan. The equity incentive plan awards are comprised of restricted common stock and performance shares. The columns regarding All Other Stock Awards and Stock Options have been omitted since there were no equity awards granted by the Company to the Named Executive Officers in 2007 that were not incentive plan awards.

Name (a)	Grant Date (b)	Board Ap-proval Date (b-1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock And Option Awards (l)
			Thresh- old ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thresh- old (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Mark Pettie	-	-	-	-	-	-	-	-	-
Peter C. Mann	5/9/06		139,230	331,500	613,270
Frank Palantoni (1)	5/9/06		134,400	320,000	592,000
Peter J. Anderson	5/9/06 7/1/06 (2) 7/1/06 (3)	5/9/06 5/9/06	77,870	185,400	342,990	4,091	8,182 2,046	8,182	81,576 7,529
Charles N. Jolly	5/9/06 7/1/06 (2) 7/1/06 (3)	5/9/06 5/9/06	56,700	135,000	249,750	12,036	24,072 6,018	24,072	240,000 22,146
John Parkinson	5/9/06 7/1/06 (2) 7/1/06 (3)	5/9/06 5/9/06	37,800	90,000	166,500	6,018	12,036 3,009	12,036	120,000 11,073
Eric M. Millar	5/9/06		40,250	95,850	177,320
Gerard F. Butler	5/9/06 7/1/06 (2)(4) 7/1/06 (3)(5)	5/9/06 5/9/06	44,600	106,200	196,470	2,367	4,734 1,184	4,734	47,200 4,357

(1)
On June 23, 2006, all of the non-equity incentive plan awards granted to Mr. Palantoni were forfeited by Mr. Palantoni when he concluded his duties as Chief Executive Officer and President of the Company.

(2)
Represents the date on which restricted common stock was granted to the Named Executive Officer. The restricted common stock may vest on March 31, 2009, subject to the Company’s meeting certain net sales and earnings per share targets.

(3)
Represents the date on which performance shares were granted to the Named Executive Officer. The price for the performance shares was set at $9.97, the closing price for the Company’s common stock on the NYSE on June 30, 2006, the day immediately preceding the grant date for the performance shares. The Named Executive Officer will be entitled to receive the appreciation, if any, on March 31, 2009 of the performance shares over the initial price and the Company, at the sole discretion of the Board of Directors, will pay the amount of such appreciation in cash, stock, other Company securities or a combination thereof.

(4)
On January 2, 2007, the equity incentive plan awards granted to Mr. Butler in the amount of 4,734 shares of restricted common stock were forfeited by Mr. Butler when he resigned from his position as Chief Sales Officer of the Company.

(5) Mr. Butler’s award of 1,184 performance shares awarded on July 1, 2006 shall mature pursuant to the terms of the award; provided, that the valuation of the amount payable, if any, under the award shall be calculated using the closing stock price of the Company’s common stock on March 31, 2008, so long as Mr. Butler retires as an employee from the Company on such date.

Narrative Disclosure for the Summary Compensation Table and Grants of Plan-based Awards Table

Certain elements of the executive compensation presented in the tables above were expressly included in the executive’s employment agreement with the Company and therefore not subject to the discretion of the Compensation Committee. For example, the bonus paid to Mr. Pettie for 2007 and the payment by the Company of Mr. Pettie’s legal fees incurred in connection with the negotiation of his employment agreement were governed by express provisions in his employment agreement with the Company. As for Mr. Palantoni, the severance he received in 2007 was paid pursuant to the terms of his employment agreement with the Company. In addition, during 2007, the Company paid the legal fees incurred by each of Messrs. Mann and Anderson in connection with the class action law suit pursuant to the Company’s obligation to indemnify them in their capacities as executive officers of the Company. Furthermore, the Company also paid legal fees incurred by each of Messrs. Mann, Butler and Millar in connection with their respective Senior Management Agreements with the Company.

During 2007, the Named Executive Officers other than Mr. Pettie received non-equity and equity incentive plan awards based on their positions within the Company. The non-equity incentive plan awards were established under the Company’s 2007 Management Bonus Plan and were paid in cash to the Named Executive Officers since certain net sales and earnings per share targets were attained by the Company in 2007. Pursuant to the terms of the non-equity incentive plan awards, based on the Company’s financial performance, the Named Executive Officers may receive no cash payment or a cash payment ranging from a threshold amount to a maximum amount based on the Company’s performance and a performance grid approved by the Compensation Committee. The equity incentive plan awards granted to certain of the Named Executive Officers during 2007 were comprised of restricted common stock and performance shares. The restricted common stock vests at the end of a three-year period if certain net sales and earnings per share targets are attained by the Company during such period. Under the terms of the equity incentive plan awards, none of the shares of restricted common stock may vest or a number of shares of the restricted common stock may vest ranging from a threshold amount to a maximum amount based on the Company’s performance and a performance grid approved by the Compensation Committee.

In addition to the grant of restricted common stock, certain of the Named Executive Officers received performance shares which have a performance period ending on March 31, 2009. The performance shares are equivalent to stock appreciation rights and the grantees of such performance shares are entitled to the appreciation, if any, on March 31, 2009 in excess of the initial price of the performance shares. The performance shares were priced at $9.97 per share on June 30, 2006, the day immediately preceding the grant date for the performance shares.

The Company has prepared what its believes to be a reasonable budget and forecast for 2008 and is in the process of implementing a long-term strategic plan due to the arrival of new members of the management team. As the Company’s long-term strategic plan is being re-evaluated with regard to periods beyond 2008, the Company cannot currently make a determination as to whether the restricted common stock awards are likely to vest as to all or a portion of such awards.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table summarizes the equity awards made to the Named Executive Officers which are outstanding as of March 31, 2007.

	Option Awards					Stock Awards
Name (a)	Number Of Securities Underlying Unexercised Options (#) Exercisable (b)	Number Of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (1) (#) (d)	Option Exercise Price (2) ($) (e)	Option Expiration Date (3) (f)	Number Of Shares Or Units Of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5) ($) (j)
Mark Pettie	-	-	-	-	-	-	-	-	-
Peter C. Mann	-	-	-	-	-	-	-	-	-
Frank Palantoni	-	-	-	-	-	-	-	-	-
Peter J. Anderson	-	-	2,046	9.97	3/31/09	-	-	4,091 (6)	48,478
Charles N. Jolly	-	-	6,018	9.97	3/31/09	-	-	28,270 (7)	335,000
John Parkinson	-	-	3,009	9.97	3/31/09	-	-	15,150 (8)	179,522
Eric M. Millar	-	-	-	-	-	-	-	-	-
Gerard F. Butler	-	-	1,184	9.97	3/31/09	-	-	-	-

(1)
This column discloses the number of performance shares granted by the Company to a Named Executive Officer. The performance shares entitle the recipient to the appreciation, if any, on March 31, 2009 of the common stock price in excess of the initial price for the performance shares.

(2)
The initial price for the performance shares granted on July 1, 2006 was $9.97, the closing price for the Company’s common stock on the NYSE on June 30, 2006, the day immediately preceding the grant date for the performance shares.

(3)
Represents the date on which the performance period for the performance shares expires. Promptly after the expiration date, the Compensation Committee will determination the appreciation, if any, in excess of the initial price for the performance shares.

(4)	Represents the number of shares of restricted common stock that have not vested as of March 31, 2007, assuming threshold performance by the Company for each grant of restricted common stock.

(5)
Represents the value of non-vested shares of restricted common stock on March 31, 2007 which was calculated using $11.85 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2007.

(6)	Represents a grant of restricted common stock on July 1, 2006 that may vest on March 31, 2009, subject to certain net sales and earnings per share targets.

(7)
Consists of (i) 16,234 shares of restricted common stock that may vest on September 30, 2008, subject to the Company’s achieving certain net sales and earnings per share targets; and (ii) 12,036 shares of restricted common stock that may vest on March 31, 2009, subject to the Company’s achieving certain net sales and earnings per share targets.

(8)
Consists of (i) 9,132 shares of restricted common stock that may vest on September 30, 2008, subject to the Company’s achieving certain net sales and earnings per share targets; and (ii) 6,018 shares of restricted common stock that may vest on March 31, 2009, subject to the Company’s achieving certain net sales and earnings per share targets.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

As there were no stock options in existence during 2007 and none of the stock awards granted to the Named Executive Officers vested in 2007, no tabular disclosure is required.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by the Company without cause, termination by the Named Executive Officer for good reason or a change-in-control of the Company.

In order for a Named Executive Officer to receive the payment and/or benefits to which he is entitled pursuant to any applicable employment agreement, he must execute and deliver to the Company a release in a form satisfactory to the Company. So long as any Named Executive Officer who is receiving payments and/or benefits from the Company has not breached any applicable restrictive covenants (including, without limitation, non-compete, non-solicitation, non-disparagement and/or confidentiality agreements), the Company will continue to make any required payments. In the event a Named Executive Officer breaches any applicable restrictive covenant, the Company will cease making any future payments and providing any other benefits to the Named Executive Officer, and will also consider pursuing all legal and equitable remedies available to the Company under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company. Only payments and benefits that a Named Executive Officer may receive that are not also available to other executive officers and salaried employees are disclosed in the table below. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change-in-control of the Company occurred, on March 31, 2007. The closing price for our common stock on March 30, 2007 was $11.85.

Name	Termination By Company Without Cause ($)
		Termination By Named Executive Officer With Good Reason ($)	Death ($)	Disability ($)	Change-in- Control ($)

Mark Pettie	1,135,300 (1)	1,135,300 (1)	1,118,400 (2)	1,118,400 (2)	1,880,900 (3)
Peter C. Mann	-	-	-	-	-
Frank Palantoni (4)	192,500	-	-	-	-
Peter J. Anderson	496,900 (5)	496,900 (5)	971,200 (6)	971,200 (6)	1,468,100 (7)(8)
Charles N. Jolly	453,600 (5)	453,600 (5)	3,800 (9)	3,800 (9)	453,600 (7)(10)
John Parkinson	-	-	1,900 (9)	1,900 (9)	1,900 (9)
Eric M. Millar	321,500 (5)	321,500 (5)	237,900 (11)	237,900 (11)	559,500 (7)(11)
Gerard F. Butler (12)	356,000 (13)	356,000 (13)	1,282,700 (14)	1,282,700 (14)	1,282,700 (7)(8)

(1)
Consists of (i) installment payments over 12 months (or a lump sum payment with the consent of Mr. Pettie) in an amount equal to base salary and applicable annual bonus; (ii) a lump sum payment equal to one-third of the value of the unvested portion of the restricted common stock granted to Mr. Pettie under the 2005 Incentive Plan; and (iii) certain installment payments made on behalf of Mr. Pettie by the Company for twelve months of life, medical and disability insurance.

(2)
Consists of an amount equal to the value of the accelerated vesting of the restricted common stock owned by Mr. Pettie, notwithstanding that Mr. Pettie’s restricted common stock grant was awarded in 2008.

(3)
Consists of (i) installment payments over 12 months (or a lump sum payment with the consent of Mr. Pettie) in an amount equal to base salary and applicable annual bonus; (ii) an amount equal to the value of the accelerated vesting of the restricted common stock owned by Mr. Pettie, notwithstanding that Mr. Pettie’s restricted common stock grant was awarded in 2008; and (iii) certain installment payments made on behalf of Mr. Pettie by the Company for twelve months of life, medical and disability insurance. Except for the restricted common stock which vests automatically upon a change-in-control, the calculation has been made assuming that Mr. Pettie’s employment is terminated without cause in connection with the change-in-control.

(4)	Amounts payable to Mr. Palantoni are being paid over a three month period pursuant to a separation agreement between the Company and Mr. Palantoni.

(5)
Consists of (i) installment payments over 12 months in an amount equal to base salary and applicable annual bonus; and (ii) certain installment payments made on behalf of the Named Executive Officer by the Company for twelve months of life, medical and disability insurance.

(6)	Consists of an amount equal to the value of the performance shares and accelerated vesting of the non-vested portion of the founder shares.

(7)	Assumes that the Named Executive Officer was terminated without cause in connection with a change-in-control of the Company.

(8)	Includes an amount equal to the value of the performance shares and accelerated vesting of the non-vested portion of the founder shares.

(9)	Consists of an amount equal to the value of the performance shares.

(10)	Includes an amount equal to the value of the performance shares.

(11)	Includes an amount equal to the value of the accelerated vesting of the non-vested portion of the founder shares.

(12)	Amounts payable to Mr. Butler are being paid pursuant to a separation agreement between the Company and Mr. Butler.

(13)
Consists of (i) installment payments over 12 months through March 31, 2008; and (ii) certain installment payments made on behalf of the Named Executive Officer by the Company for twelve months of life, medical and disability insurance .

(14)
Consists of (i) a lump sum payment to Mr. Butler or his estate, as applicable, promptly after termination; and (ii) an amount equal to the total value of the performance shares and accelerated vesting of the non-vested portion of the founder shares.

For additional information regarding payments required to be made to a Named Executive Officer pursuant to his employment agreement or any other arrangement with the Company in connection with a termination of employment and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters - Employment Agreements” and “Executive Compensation and Other Matters - Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

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DIRECTOR COMPENSATION IN FISCAL 2007

The following table sets forth the cash and equity compensation paid or awarded to our directors during 2007. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted as the Company does not provide such elements of compensation to its directors for their services.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Total ($) (h)
Mark Pettie	-	-	-
L. Dick Buell (2)	46,801	40,625	87,426
John E. Byom (3)	68,093	35,625	103,718
Gary E. Costley (2)	48,529	40,625	89,154
David A. Donnini	-	-	-
Ronald B. Gordon (2)	66,647	40,625	107,272
Vincent J. Hemmer	-	-	-
Patrick M. Lonergan (2)	70,195	40,625	110,820
Peter C. Mann	-	-	-
Frank Palantoni	-	-	-
Raymond P. Silcock (3)	59,519	35,625	95,144

(1)	The FAS 123R grant date fair value for the grant of common stock and restricted common stock is $20,000 and $50,000, respectively.

(2)
As of March 31, 2007, the director had 2,222 shares of restricted common stock that vest on July 29, 2007, 2,649 shares of restricted common stock that vest on August 15, 2007 and 2,648 shares of restricted common stock that vest on August 15, 2008.

(3)	As of March 31, 2007, the director had 2,649 shares of restricted common stock that vest on August 15, 2007 and 2,648 shares of restricted common stock that vest on August 15, 2008.

Narrative to Director Compensation Table

Except for Mr. Mann, directors who are not our employees or who are not otherwise affiliated with us or our principal stockholder, GTCR, each receive a one-time grant of common stock equal to $20,000 as of the date of the first Annual Meeting of Stockholders held after such director became a member of the Board of Directors. In addition, each independent director and Mr. Mann receive an annual $50,000 grant of restricted common stock with one-half of such grant vesting on each of the first and second anniversary of the grant date. The fair value of all common stock awards is determined by multiplying the number of shares by the closing price of the Company’s common stock on the grant date. The value of grants of unrestricted common stock is recorded as compensation costs in the statement of operations while the value of the grants of restricted common stock is amortized on a straight-line basis over the vesting period and recorded as compensation costs in the statement of operations.

On July 29, 2005, each of Messrs. Buell, Costley, Gordon and Lonergan received (i) 1,778 shares of common stock, representing $20,000 divided by $11.25; and (ii) 4,444 shares of restricted common stock, representing $50,000 divided by $11.25. $11.25 was the closing price of our common stock on the NYSE on July 29, 2005. 2,222 shares of the restricted common stock grant vested on July 29, 2006 and 2,222 shares of the restricted common stock grant will vest on July 29, 2007.

On August 15, 2006, each of Messrs. Byom and Silcock received 2,119 shares of common stock, representing $20,000 divided by $9.44. In addition, on August 15, 2006, each of Messrs. Buell, Byom, Costley, Gordon, Lonergan and Silcock received 5,297 shares of restricted common stock, representing $50,000 divided by $9.44. $9.44 was the closing price of our common stock on the NYSE on August 15, 2006. 2,649 shares of the restricted common stock grant will vest on August 15, 2007 and 2,648 shares of the restricted common stock grant will vest on August 15, 2008.

For more information regarding the compensation arrangements we have with our directors, please see “How are our directors compensated?” on page 7 of this Proxy Statement.

Employment Agreements

Mark Pettie

On January 12, 2007, Mr. Pettie entered into an Employment Agreement with the Company (the “Pettie Employment Agreement”) effective as of January 19, 2007. Subject to the terms and conditions of the Pettie Employment Agreement, Mr. Pettie shall serve as the Company’s Chairman of the Board and Chief Executive Officer through March 31, 2008. Pursuant to the terms of the Pettie Employment Agreement, Mr. Pettie’s base salary shall be $425,000 per annum, subject to periodic review by the Board of Directors of the Company, which first such review shall take place during or before April 2008.

During the term of the Pettie Employment Agreement, Mr. Pettie shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company, and on the same basis as such senior executive officers, except as to benefits that are specifically applicable to Mr. Pettie pursuant to the Pettie Employment Agreement. With regard to the Company’s annual bonus plan, Mr. Pettie shall be entitled to an annual bonus (including a guaranteed prorated target bonus of no less than $62,877 for the fiscal year ending March 31, 2007 based upon days of service from the effective date through March 31, 2007), the amount of which shall be determined by the Company’s Compensation Committee. During the term of the Pettie Employment Agreement, Mr. Pettie’s annual target (subject to such performance and other criteria as may be established by the Company’s Compensation Committee) bonus shall be no less than 75% of base salary and the maximum bonus shall be no less than 150% of base salary; provided, that any bonus payable for the fiscal year ending March 31, 2008 shall be reduced by any amounts paid to Mr. Pettie as a retention bonus in accordance with the terms of the Pettie Employment Agreement.

Pursuant to the terms of the Pettie Employment Agreement, Mr. Pettie and his eligible dependents shall be eligible for participation in, and shall receive all benefits under, the Company’s welfare benefit plans, practices, policies and programs. Mr. Pettie shall also be entitled to receive executive perquisites, fringe and other benefits as are provided to the senior most executives and their families under any of the Company’s plans and/or programs and such other benefits as are customarily available to the Company’s senior executives. In addition, Mr. Pettie shall also receive, to the extent he continues to be employed by the Company on the relevant dates, a retention bonus in the amount of $75,000 on each of April 1, 2007 and 2008. Furthermore, beginning April 2007, Mr. Pettie shall participate to the same extent as other senior executives in awards under the Company’s 2005 Incentive Plan. Mr. Pettie’s 2005 Incentive Plan award shall have at the time of grant a value of 150% of Mr. Pettie’s total cash compensation during the fiscal year immediately preceding the date of the 2005 Incentive Plan award. In April 2007, the Company shall grant a 2005 Incentive Plan award, consisting of restricted stock, with a value of $1,125,000, subject to the terms and conditions of the 2005 Incentive Plan. Any future 2005 Incentive Plan awards to Mr. Pettie beginning April 1, 2008 shall be determined in accordance with the prevailing practice applicable to senior executives. Upon a change-in-control of the Company, all awards to Mr. Pettie under the 2005 Incentive Plan vest with no requirement that Mr. Pettie’s employment with the Company has terminated. In addition to the foregoing, upon receipt of appropriate written documentation, the Company will reimburse Mr. Pettie up to $15,000 for reasonable and customary legal fees and expenses incurred by him with respect to the negotiation and execution of the Pettie Employment Agreement.

The Pettie Employment Agreement may be terminated (i) by the Company for cause, without cause or due to Mr. Pettie’s disability; (ii) by Mr. Pettie for good reason or no reason; or (iii) upon the death of Mr. Pettie.

In the event the Company terminates Mr. Pettie’s employment for cause, the Company shall have no liability to Mr. Pettie other than his accrued base salary through the date of termination and any other applicable benefits. In the event the Pettie Employment Agreement is terminated due to Mr. Pettie’s death or disability, or Mr. Pettie terminates the Pettie Employment Agreement without good reason, the Company shall have no liability to Mr. Pettie other than the payment of Accrued Obligations (as defined in the Pettie Employment Agreement) and any other applicable benefits. With regard to a termination of the Pettie Employment Agreement due to the death or disability of Mr. Pettie, any award granted under the 2005 Incentive Plan shall immediately vest upon Mr. Pettie’s death or disability.

In the event Mr. Pettie is terminated by the Company without cause, or Mr. Pettie terminates the Pettie Employment Agreement for good reason, the Company shall pay to Mr. Pettie (i) cash in an aggregate amount equal to the sum of (a) Mr. Pettie’s base salary through the date of termination; (b) any accrued expenses and vacation pay; and (c) any deferred compensation, as applicable; (ii) in installments ratably over 12 months in accordance with the Company’s normal payroll practices (or in a lump sum with the consent of Mr. Pettie), the aggregate amount equal to the sum of (a) Mr. Pettie’s base salary in effect as of the date of termination; and (b) Mr. Pettie’s applicable annual bonus; and (iii) cash in the aggregate amount equal to the Prorated Unvested 2005 Incentive Plan Award Value (as defined below) for each 2005 Incentive Plan award; provided, that with respect to clause (iii), such termination occurs prior to March 31, 2010. In addition to the foregoing, Mr. Pettie shall be entitled to participate in the Company’s life, medical and disability insurance programs on the same basis as an active employee of the Company for up to 12 months after the date of termination. Thereafter, Mr. Pettie shall be entitled to continuation of benefits pursuant to the provisions of COBRA. “Prorated Unvested 2005 Incentive Plan Award Value” shall equal the product of (i) a fraction, the numerator of which shall be the number 1 if Mr. Pettie has been employed for 12 months or less from the applicable grant date of the 2005 Incentive Plan award in question (the “Grant Date”), the number 2 if Mr. Pettie has been employed for more than 12 months but less than 24 months from the Grant Date, and the number 3 if Mr. Pettie has been employed for more than 24 months from the Grant Date, and the denominator of which shall be the number 3; and (ii) the value (based, in the case of restricted stock, upon the closing market price of the Company’s common stock on the day prior to the date of termination of employment) of the unvested portion of each 2005 Incentive Plan award.

The Pettie Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

Peter J. Anderson

As of February 4, 2005, Prestige International Holdings, LLC (“Holdings LLC”), the Company and Prestige Brands, Inc. (together with Holdings LLC and the Company, the “Employer”) entered into an Amended and Restated Senior Management Agreement with Mr. Anderson (the “Anderson Senior Management Agreement”) which amended and restated the Senior Management Agreement, as amended, dated as of February 6, 2004, by and among the Employer and Mr. Anderson. Pursuant to the Anderson Senior Management Agreement, Mr. Anderson is employed by the Employer for the period beginning as of February 6, 2004 through and including his separation from the Employer pursuant to the terms of the Anderson Senior Management Agreement (the “Anderson Employment Period”). From the commencement of the Anderson Employment Period through and including termination of employment pursuant to the Anderson Senior Management Agreement, Mr. Anderson shall serve as the Chief Financial Officer of the Employer. During the Anderson Employment Period, the Employer will pay Mr. Anderson a base salary of $285,000 per annum. In addition, during the Anderson Employment Period, Mr. Anderson will be entitled to such other benefits approved by the Board of Directors and made available to the senior management of the Employer and its subsidiaries, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of Mr. Anderson and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

  Pursuant to the terms of the Anderson Senior Management Agreement, Mr. Anderson’s employment will continue until (i) his death, disability or resignation from employment with the Employer and its subsidiaries; or (ii) the Employer and its subsidiaries decide to terminate Mr. Anderson’s employment with or without cause. If (A) Mr. Anderson’s employment is terminated without cause; or (B) Mr. Anderson resigns from employment with the Employer or any of its subsidiaries for good reason, then during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Employer shall pay to Mr. Anderson, in equal installments in accordance with the Employer’s regular payroll, an aggregate amount equal to (I) Mr. Anderson’s annual base salary, plus (II) an amount equal to the annual bonus, if any, paid or payable to Mr. Anderson by the Employer for the last fiscal year ended prior to the date of termination. In addition, if Mr. Anderson is entitled on the date of termination to coverage under the medical and prescription portions of the welfare plans, such coverage shall continue for Mr. Anderson and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Mr. Anderson with respect to those costs paid by Mr. Anderson prior to the date of termination.

As of the date of the Anderson Senior Management Agreement, Mr. Anderson owned 456,864 founder shares of common stock that were subject to vesting. Pursuant to the terms of the Anderson Senior Management Agreement, the founder shares of common stock subject to vesting shall vest on a straight line pro rata basis through February 6, 2009. If Mr. Anderson ceases to be employed by the Employer and its respective subsidiaries, the cumulative percentage of founder shares of common stock subject to vesting that will vest shall be determined on a pro rata basis according to the number of days elapsed since the relevant milestone date. Upon the occurrence of a sale of the Employer, all founder shares of common stock subject to vesting shall become vested at the time of the consummation of the sale of the Employer, if, as of such time, Mr. Anderson has been continuously employed by the Employer or any of its subsidiaries.

Subject to certain restrictions, the Employer will have the right to repurchase from Mr. Anderson and his transferees all or any portion of the founder shares of common stock subject to vesting in the event Mr. Anderson ceases to be employed by the Employer and its subsidiaries for any reason. The purchase price to be paid by the Employer for each founder share of common stock subject to vesting will be the lesser of (i) Mr. Anderson’s original cost for a common unit in Holdings LLC; and (ii) the fair market value of such unvested founder share as of the date upon which the Employer notifies Mr. Anderson or his transferees of its election to repurchase the unvested founder shares.

The Anderson Senior Management Agreement also contains certain confidentiality, non-competition and non-solicitation provisions, securities transfer restrictions and other provisions that are customary for an executive employment agreement.

Charles N. Jolly

As of August 1, 2005, the Company entered into an Executive Employment Agreement with Mr. Jolly (the “Jolly Employment Agreement”) pursuant to which Mr. Jolly shall serve as the Company’s Secretary and General Counsel. During the term of Mr. Jolly’s employment, the Company will pay to him a base salary of $300,000 per annum. In addition, Mr. Jolly shall be eligible for and participate in the Company’s Annual Incentive Compensation Plan under which he shall be eligible for an annual target bonus payment of not less than 45%. During the term of Mr. Jolly’s employment with the Company, he will be entitled to such other benefits approved by the Board of Directors and made available to the senior management of the Company and its subsidiaries, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of Mr. Jolly and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

Pursuant to the terms of the Jolly Employment Agreement, Mr. Jolly’s employment will continue until (i) his death, disability or resignation from employment with the Company and its subsidiaries; or (ii) the Company and its subsidiaries decide to terminate Mr. Jolly’s employment with or without cause. If (A) Mr. Jolly’s employment is terminated without cause; or (B) Mr. Jolly resigns from employment with the Company or any of its subsidiaries for good reason, then during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Company shall pay to Mr. Jolly, in equal installments in accordance with the Company’s regular payroll, an aggregate amount equal to (I) Mr. Jolly’s annual base salary, plus (II) an amount equal to the annual bonus, if any, paid or payable to Mr. Jolly by the Company for the last fiscal year ended prior to the date of termination. In addition, if Mr. Jolly is entitled on the date of termination to coverage under the medical and prescription portions of the welfare plans, such coverage shall continue for Mr. Jolly and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Mr. Jolly with respect to those costs paid by Mr. Jolly prior to the date of termination.

The Jolly Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

Eric M. Millar

As of February 4, 2005, the Employer entered into an Amended and Restated Senior Management Agreement with Mr. Millar (the “Millar Senior Management Agreement”) which amended and restated the Senior Management Agreement, dated as of March 17, 2004, between the Employer and Mr. Millar. Pursuant to the Millar Senior Management Agreement, Mr. Millar is employed by the Employer for the period beginning as of March 17, 2004 through and including his separation from the Employer pursuant to the terms of the Millar Senior Management Agreement (the “Millar Employment Period”). From the commencement of the Millar Employment Period through and including termination of employment pursuant to the Millar Senior Management Agreement, Mr. Millar shall serve as the Senior Vice President - Operations of the Employer. During the Millar Employment Period, the Employer will pay Mr. Millar a base salary of $205,000 per annum. In addition, during the Millar Employment Period, Mr. Millar will be entitled to such other benefits approved by the Board of Directors and made available to the senior management of the Employer and its subsidiaries, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of Mr. Millar and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

Pursuant to the terms of the Millar Senior Management Agreement, Mr. Millar’s employment will continue until (i) his death, disability or resignation from employment with the Employer and its subsidiaries; or (ii) the Employer and its subsidiaries decide to terminate Mr. Millar’s employment with or without cause. If (A) Mr. Millar’s employment is terminated without cause; or (B) Mr. Millar resigns from employment with the Employer or any of its subsidiaries for good reason, then during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Employer shall pay to Mr. Millar, in equal installments in accordance with the Employer’s regular payroll, an aggregate amount equal to (I) Mr. Millar’s annual base salary, plus (II) an amount equal to the annual bonus, if any, paid or payable to Mr. Millar by the Employer for the last fiscal year ended prior to the date of termination. In addition, if Mr. Millar is entitled on the date of termination to coverage under the medical and prescription portions of the welfare plans, such coverage shall continue for Mr. Millar and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Mr. Millar with respect to those costs paid by Mr. Millar prior to the date of termination.

As of the date of the Millar Senior Management Agreement, Mr. Millar owned 95,217 founder shares of common stock that were subject to vesting. Pursuant to the terms of the Millar Senior Management Agreement, the founder shares of common stock subject to vesting shall vest on a straight line pro rata basis through March 17, 2009. If Mr. Millar ceases to be employed by the Employer and its subsidiaries, the cumulative percentage of founder shares of common stock subject to vesting that will vest shall be determined on a pro rata basis according to the number of days elapsed since the relevant milestone date. Upon the occurrence of a sale of the Employer, all founder shares of common stock subject to vesting shall become vested at the time of the consummation of the sale of the Employer, if, as of such time, Mr. Millar has been continuously employed by the Employer or any of its subsidiaries.

Subject to certain restrictions, the Employer will have the right to repurchase from Mr. Millar and his transferees all or any portion of the founder shares of common stock subject to vesting in the event Mr. Millar ceases to be employed by the Employer and its subsidiaries for any reason. The purchase price to be paid by the Employer for each founder share of common stock subject to vesting will be the lesser of (i) Mr. Millar’s original cost for a common unit in Holdings LLC; and (ii) the fair market value of such unvested founder share as of the date upon which the Employer notifies Mr. Millar or his transferees of its election to repurchase the unvested founder shares.

The Millar Senior Management Agreement also contains certain confidentiality, non-competition and non-solicitation provisions, securities transfer restrictions and other provisions that are customary for an executive employment agreement.

Gerard F. Butler

On December 22, 2006, the Company entered into an Agreement with Mr. Butler (the “Butler Agreement”), the Company’s Chief Sales Officer, pursuant to which Mr. Butler’s Senior Management Agreement dated as of February 4, 2005 (the “Butler Senior Management Agreement”) with the Company was superseded by the terms of the Butler Agreement. Under the terms of the Butler Agreement, Mr. Butler has agreed to resign as an officer of the Company on a date to be selected by the Company, but in any event prior to January 31, 2007 (the “Resignation Date”). From the Resignation Date to March 31, 2007, Mr. Butler’s primary responsibility to the Company will be transitioning his position to his replacement. For the period beginning on the Resignation Date and ending on March 31, 2007, Mr. Butler will receive his current salary and benefits. Effective April 1, 2007, Mr. Butler will become a “Work At Home” employee of the Company for a period of one year (the “Work At Home Period”) during which period Mr. Butler will provide advice, information or guidance to the Company on an as needed basis. Mr. Butler’s employment with the Company shall terminate on April 1, 2008. During the Work At Home Period, Mr. Butler’s annual salary shall be $236,000, subject to applicable withholding taxes, payable in accordance with the Company’s normal payroll practices. For the fiscal year ending March 31, 2007, Mr. Butler will be eligible for an annual bonus, as determined by the Compensation Committee and the Board of Directors of the Company and also subject to the performance of the Company against the established bonus objectives. Mr. Butler will not be eligible to receive a bonus for the fiscal year ending March 31, 2008; provided, however, on or about May 1, 2008, Mr. Butler will receive a payment equivalent to the greater of (i) the bonus paid for the fiscal year ending March 31, 2007; or (ii) a target bonus of 45% of Mr. Butler’s salary paid during the Work At Home Period.

With regard to Mr. Butler’s Carried Shares (as defined in the Butler Senior Management Agreement and otherwise known as founder shares), the provisions contained in the Butler Senior Management Agreement relating to the Carried Shares are incorporated by reference into the Butler Agreement. Pursuant to the terms of the Butler Agreement, Mr. Butler’s Carried Shares will continue to vest on a straightline pro rata basis through February 6, 2009. Any Carried Shares that have not vested at the expiration of the Work At Home Period will be repurchased by the Company so long as Mr. Butler has not breached the terms of the Butler Agreement. The sale of any vested Carried Shares or Co-invest Common Shares (as defined in the Butler Senior Management Agreement) will be subject to the applicable terms of the Butler Agreement and the Butler Senior Management Agreement. During the

term of the Butler Agreement, in the event of any change-in-control of the Company or the death or disability of Mr. Butler, all of Mr. Butler’s unvested Carried Shares shall immediately vest.

In the Butler Agreement, Mr. Butler agreed to surrender and forfeit the grant of 4,734 shares of restricted common stock made as of July 1, 2006. Mr. Butler also acknowledged and agreed in the Butler Agreement that he will not be eligible to receive any future Long-Term Incentive Awards in calendar years 2007 and 2008, or at any time subsequent thereto. Mr. Butler’s award of 1,184 Performance Shares awarded as of July 1, 2006 shall mature pursuant to the terms of the award; provided, that the valuation of the amount payable, if any, under the award shall be calculated using the closing stock price of the Company’s common stock on March 31, 2008 so long as Mr. Butler retires as an employee from the Company on such date.

In the event of the death or disability of Mr. Butler prior to April 1, 2008, all amounts payable to Mr. Butler pursuant to the Butler Agreement shall be paid to Mr. Butler’s estate or Mr. Butler, as applicable, as though Mr. Butler had fully performed all of his obligations through April 1, 2008.

The Butler Agreement contains customary provisions for an executive separation agreement which include, among other things, a general release of claims against the Company and confidentiality and non-competition provisions.

Additional Vesting Provisions

Restricted Common Stock

Our 2005 Incentive Plan provides that the Compensation Committee may, at its discretion, decide to vest the non-vested portion of a restricted stock grant if a grantee’s employment is terminated due to death, disability or retirement. In addition, any non-vested portion of a restricted stock grant shall vest in the event of a change-in-control of the Company and the subsequent termination of the grantee’s employment by the Company other than for cause within one year after such change-in-control. The Compensation Committee may, at its discretion, also grant shares of restricted common stock that vest automatically upon a change-in-control of the Company, whether or not the grantee is subsequently terminated.

Stock Options

Our 2005 Incentive Plan provides that all of a grantee’s options shall fully vest and be exercisable upon the occurrence of a change-in-control of the Company and the grantee’s subsequent termination from employment other than for cause by the Company within one year after such change-in-control occurs. The vested options shall remain exercisable for up to one year after the date of the grantee’s termination, except as otherwise set forth in the 2005 Incentive Plan. In addition, the Company’s Compensation Committee may, at its discretion, (i) decide to fully vest any non-vested options in the event that a grantee’s employment with the Company is terminated due to death, disability or retirement; and (ii) grant options that vest and become exercisable automatically upon a change-in-control, whether or not the grantee is subsequently terminated.

Performance Shares

Pursuant to the terms of our 2005 Incentive Plan, except as otherwise determined by the Compensation Committee, should a grantee’s employment with the Company be terminated due to death, disability or retirement prior to the end of a performance cycle, the grantee shall earn a portion of the performance shares based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle. Furthermore, upon the occurrence of a change-in-control of the Company, the 2005 Incentive Plan provides that a grantee shall earn no less than the portion of the performance award that the grantee would have earned if the performance cycle had terminated as of the date of the change-in-control.

Founder Shares

The Compensation Committee has also approved accelerated vesting of the non-vested founder shares owned by Messrs. Anderson, Butler and Millar in the event of their death or disability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, none of the members of our Compensation Committee, (i) served as an officer or employee of the Company or its subsidiaries, (ii) was formerly an officer of the Company or its subsidiaries, or (iii) entered into any transactions with the Company or its subsidiaries. During 2007, none of our executive officers (i) served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, and (iii) served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed under “Executive Compensation and Other Matters” and “Proposal No. 1 - Election of Directors,” our executive officers, directors, director nominees and greater than 5% stockholders did not have significant business relationships with us in 2007 which would require disclosure under applicable SEC regulations, and no other transactions which need to be disclosed under SEC regulations are currently planned for 2008.

We review and approve or ratify transactions with related persons on an as needed basis. Our senior management team will refer transactions with related persons to the Board of Directors for their review and approval or ratification to the extent senior management deems such review by the Board of Directors to be necessary. The Board of Directors will review a related person transaction and consider approving or ratifying the transaction if the entering into such transaction is in the best interest of the Company and the terms of such transaction are no less favorable than the terms of a transaction that could be negotiated by the Company with a third-party on an arm’s length basis. For any related person transactions that have been executed without the prior review of our senior management, upon senior management’s discovering such transactions, senior management will review the related person transaction and refer it to our Board of Directors to the extent it deems the review by our Board of Directors to be necessary. We currently do not have a written related person transactions policy. However, we have begun our review of a written related person transactions policy and will make such policy available on our Internet website promptly after it has been adopted by our Board of Directors. During 2007, there were no related person transactions and none are currently planned for 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC, the NYSE and the Company.

We believe that during 2007 all forms required by Section 16(a) of the Exchange Act that were required to be filed with the SEC, the NYSE and the Company by our officers, directors and persons who beneficially own more than ten percent of our common stock were timely filed.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is composed of four directors appointed by the Board of Directors, all of whom are independent from the Company as defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of

Directors and the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors in January 2005, which is available to our stockholders and interested parties at the Investor Relations tab on our web site at www.prestigebrandsinc.com or is also available in print to any stockholder or other interested party who makes a written request to the Company’s Secretary. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process and compliance with the Company’s legal and ethics programs. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

In this context, the Audit Committee has met and held discussions regarding the Company’s audited consolidated financial statements separately and jointly with each of management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee discussed with the internal auditor and the independent registered public accounting firm, with and without management present, the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality and integrity of the Company’s financial reporting.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, its review of the representations of management, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2007.

                MEMBERS OF THE AUDIT COMMITTEE

                John E. Byom (Chairman)
                Ronald Gordon
                Patrick Lonergan
                Raymond P. Silcock

SUBMISSION OF A STOCKHOLDER PROPOSAL AND
NOMINATION OF DIRECTOR AND ADDITIONAL INFORMATION

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 90 North Broadway, Irvington, New York 10533 by March 1, 2008 (or, if the 2008

Annual Meeting of Stockholders is called for a date not within 30 calendar days before or after July 31, 2008, within a reasonable time before we begin to print and mail our Proxy materials for the meeting). The proposal should be sent by certified mail, return receipt requested, to the attention of the Company’s Secretary and must comply with Rule 14a-8 under the Exchange Act.

Our Amended and Restated Bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an Annual Meeting of Stockholders must give written notice to the Company’s Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s Annual Meeting (provided that in the event that the Annual Meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of meeting was mailed or public disclosure of such meeting was made). In the event we call a special meeting of our stockholders, we must receive a notice of your intention to introduce a director nomination (if directors are to be elected at such special meeting of stockholders) or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s rules.

Assuming that our 2008 Annual Meeting is not more than 30 days prior to or delayed by more than 60 days after the first anniversary date of this year’s Annual Meeting of Stockholders, we must receive notice of your intention to introduce a director nomination or other item of business at that meeting not less than 90 nor more than 120 days prior to July 31, 2008. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, the persons named as Proxies in the Proxy materials relating to the 2008 Annual Meeting of Stockholders will use their discretion in voting the Proxies when these matters are raised at the meeting. In addition, nominations or proposals not made in accordance herewith may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Company’s Secretary.

FORM 10-K

We will furnish without charge to each person whose Proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed with the SEC, including the financial statements and financial statement schedules thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 should be directed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 can also be downloaded without charge from the Investor Relations tab of our website at www.prestigebrandsinc.com.

                By Order of the Board of Directors

                /s/ Charles N. Jolly
                Charles N. Jolly
                Secretary

June 29, 2007

[PrestigeBrands Logo]                                      Annex A-Proxy Card

Using a black ink pen, mark your votes with an X as shown in     ☒
this example. Please do not write outside the designated areas.

_____________________________________________________________________________________

Annual Meeting Proxy Card
_____________________________________________________________________________________

ÚPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú
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A.  Proposals— The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposal 2.

1. To elect directors to serve until the 2008 Annual Meeting of Stockholders.

        01-Mark Pettie         02-L. Dick Buell                    03-John E. Byom
        04-  Gary E. Costley     05-David A. Donnini              06-Ronald Gordon
        07-Vincent J, Hemmer      08-Patrick Lonergan               09-Peter C. Mann
        10-Raymond P. Silcock

☐ Mark here to vote FOR all nominees           ☐ Mark here to WITHHOLD vote from all nominees

                                                                        01 02 03 04 05 06 07 08 09 10
         ☐ For All EXCEPT- To withhold a vote for one or more nominees, mark                ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
                       the box to the left and the corresponding numbered box(es) to the right.

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2008.	For Against Abstain ☐ ☐ ☐	3. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

~      B.  Non-Voting Items
Change of Address — Please print new address below.

C.  Authorized Signatures— This section must be completed for your vote to be counted.— Date and Sign Below
  Please sign as your name appears hereon. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person, indicating official position or capacity.

       Date (mm/dd/yyyy) - Please print date below            Signature 1 - Please keep signature within the box              Signature 2 - Please keep signature within
                                                                                                                                                                                                    the box.
/ /

ÚPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú
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PrestigeBrands

Proxy -  Prestige Brands Holdings, Inc.

90 North Broadway
Irvington, New York 10533

This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on July 31, 2007.

The undersigned hereby appoints Peter J. Anderson and Thomas W. Haller, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of PRESTIGE BRANDS HOLDINGS, INC. held by the undersigned at the close of business on June 20, 2007, at the Annual Meeting of Stockholders to be held on July 31, 2007 at Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591, and at any postponement or adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Item I and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE. PLEASE PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.